                                                                    Exhibit 10.3

                           INDEMNIFICATION AGREEMENT

      INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of October 15, 2002, by and between Golfsmith International Holdings, Inc., a Delaware corporation ("Parent"), and the undersigned Stockholder Representatives, each of whom is listed on Exhibit A.

                                    RECITALS:

      WHEREAS, Parent, BGA Acquisition Corporation, a Delaware corporation ("Merger Sub"), and Golfsmith International, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger, dated as of September 23, 2002 (the "Merger Agreement") pursuant to which Merger Sub will be merged with and into Company (the "Merger"), with the Company continuing as the surviving corporation. All capitalized terms herein that are not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

      WHEREAS, in connection with the transactions contemplated by the Merger Agreement, and as a material inducement to Parent to enter into the Merger Agreement, the Stockholder Representatives desire to pay Parent and the Surviving Corporation, as applicable, for the indemnification obligations of the Stockholders under Article 10 of the Merger Agreement and the Closing Working Capital adjustments under Section 2.12 of the Merger Agreement, in each case in accordance with and subject to the limitations set forth in the Merger Agreement.

      WHEREAS, the Stockholder Representatives desire to provide for the allocation of the indemnification obligations of the Stockholders under Article 10 of the Merger Agreement, the Closing Working Capital adjustments under
Section 2.12 of the Merger Agreement and all related costs among themselves.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                        CONTRIBUTION AND INDEMNIFICATION

      Section 1.1 Closing Working Capital. Each Stockholder Representative shall pay to Parent, in accordance with Section 2.12(f) of the Merger Agreement and subject to the limitations contained therein, such Stockholder Representative's Proportionate Amount of any deficiency of (a) the Closing Working Capital as set forth in the Final Working Capital Statement over (b) the preliminary estimate of the Closing Working Capital as set forth in the Preliminary Closing Working Capital Statement, to the extent that such deficiency is not satisfied out of the Escrow Funds in accordance with the Escrow Agreement and Section 2.12(f) of the Merger Agreement. As used in this Agreement, a Stockholder Representative's "Proportionate Amount" shall mean the percentage set forth opposite such Stockholder Representative's name on Exhibit A. Each such payment will be made by wire transfer of immediately available funds promptly, but in any event within 5 Business Days after the determination of the Final Working Capital Statement.

      Section 1.2 Indemnification Obligations. Each Stockholder Representative shall pay to Parent or the Surviving Corporation, as applicable, in accordance with Article 10 of the Merger Agreement and subject to the limitations set forth therein, such Stockholder Representative's Proportionate Amount of any indemnification obligations of the Stockholders to the extent that such indemnification obligations exceed the available Escrow Funds.

      Section 1.3 Contribution; Indemnification among Stockholder Representatives. The Stockholder Representatives' obligations are several (and not joint and several). In no event shall any Stockholder Representative be liable or responsible for the proportionate amount of any other Stockholder Representative for the above obligations. If any Stockholder Representative, in its sole and absolute discretion, pays the proportionate amount of any other Stockholder Representative that has failed to make such payment within the time periods specified above, then the Stockholder Representative making such payment shall be entitled to recover the amount of such payment from the Stockholder Representative that failed to make such payment and the Stockholder Representative that failed to make such payment shall pay such amount to the Stockholder Representative making such payment immediately upon notice thereof. In addition, each Stockholder Representative hereby indemnifies and agrees to hold harmless each other Stockholder Representative from and against any liability incurred by such other Stockholder Representative in respect of the above obligations that exceeds such other Stockholder Representative's proportionate amount of the above obligations, as well as any and all costs and expenses (including, without limitation, reasonable attorneys fees) that may be incurred by each such other Stockholder Representative in enforcing the terms hereof.

                                   ARTICLE II
                                  MISCELLANEOUS

      Section 2.1 Action by Stockholder Representatives. The Stockholder Representatives may act jointly or individually for all purposes under this Agreement and any action by a Stockholder Representative hereunder shall, with respect to Parent, be binding on the other Stockholder Representative.

      Section 2.2 Authority; No Violation; Consents. Each Stockholder Representative hereby represents and warrants, on behalf of itself only, as follows:

            (a) Such Stockholder Representative has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by such Stockholder Representative and, assuming that this Agreement constitutes the valid and binding agreement of the other parties hereto, constitutes the valid and binding obligations of such Stockholder Representative, enforceable against such Stockholder Representative in accordance with its terms and conditions, except that the enforcement hereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Applicable Laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). For each Stockholder Representative that is not a natural person, the execution and delivery of this Agreement by such Stockholder Representative and the consummation by such Stockholder Representative of the transactions contemplated herein have been duly authorized by all necessary corporate or other action on the part of such Stockholder Representative.


                                       2
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            (b) The execution and delivery by such Stockholder Representative of this Agreement does not, and the performance by such Stockholder Representative of the transactions contemplated herein will not, conflict in any material respect with or result in a material violation or material breach of, or constitute a default (with or without due notice or lapse of time or both) under, any of the terms, conditions or provisions of any contract or agreement to which such Stockholder Representative is a party or to which any of its properties or assets may be subject, or (iii) violate any order, writ, judgment, injunction, decree, statute, Applicable Law, rule or regulation of any Governmental Entity binding upon such Stockholder Representative or by which or to which any material portion of its assets is bound or subject.

      Section 2.3 Further Assurances. Each party hereto shall execute such documents and other papers and take such further actions as any other party may reasonably request in order to carry out the provisions of this Agreement.

      Section 2.4 Survival of Representations and Warranties and Covenants. The representations, warranties, and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter of such representations, warranties, and covenants.

      Section 2.5 Amendments. This Agreement may be amended, altered or modified by written instrument executed by each of the parties hereto.

      Section 2.6 Entire Agreement. This Agreement, together with the Merger Agreement and the Escrow Agreement, constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

      Section 2.7 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

      Section 2.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

      Section 2.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered in person, (b) transmitted by telecopy (with


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
confirmation), (c) mailed by certified or registered mail (return receipt requested and obtained) or (d) delivered by an express courier (with confirmation) to the parties at the addresses set forth on the signature pages hereto (or at such other address for a party as shall be specified by like notice).

      Section 2.10 Binding Effect; Persons Benefitting; No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and the respective successors and permitted assigns of such persons. Except as set forth in the preceding sentence, nothing in this Agreement is intended or shall be construed to confer upon any person other than the parties hereto and their successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of Applicable Law or otherwise; provided, Parent may transfer its rights under this Agreement to a third party following the Closing if such third party purchases substantially all of the business of the Company; provided, further, that Parent may be permitted to transfer its rights under this Agreement to an Affiliate of Parent it such Affiliate assumes, jointly and severally with Parent, all of the obligations of Parent and will be at least as likely as Parent to be able to consummate the transactions contemplated by the Merger Agreement and proceed to Closing; and, provided, further, Parent may transfer or collaterally assign its rights under this Agreement to its lenders. Any assignment in violation of the foregoing shall be null and void.

      Section 2.11 No Impairment. This Agreement shall remain in full force and effect without regard to, and the obligations of the parties hereunder shall not be affected or impaired by: (a) any amendment, modification of or supplement to the Merger Agreement; (b) any extension, indulgence or other action or inaction in respect of the Merger Agreement; or (c) any exercise or non-exercise of any right, remedy, power or privilege in respect of the Merger Agreement.

      Section 2.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

      Section 2.13 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS.


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                     GOLFSMITH INTERNATIONAL HOLDINGS, INC.

                                     By:     /s/ Noel Wilens
                                            ------------------------------------
                                     Name:   Noel Wilens
                                            ------------------------------------
                                     Title:  Vice President
                                            ------------------------------------


                                     Address:   c/o First Atlantic Capital, Ltd.
                                                135 E. 57th Street; 29th Floor
                                                New York, New York 10022
                                                Attention: Noel Wilens
                                                Facsimile: (212) 750-0954

                                     STOCKHOLDER REPRESENTATIVES:

                                                /s/ Carl F. Paul
                                     -------------------------------------------
                                     Name:      Carl F. Paul
                                     Address:   9106 Yucca Mountain Road
                                                Austin, Texas 78759

                                                /s/ Franklin C. Paul
                                     -------------------------------------------
                                     Name:      Franklin C. Paul
                                     Address:   5207 Rambling Range
                                                Austin, Texas 78727

                                    EXHIBIT A

        STOCKHOLDER REPRESENTATIVE      PROPORTIONATE AMOUNT
        --------------------------      --------------------
        Carl F. Paul                    65.39%
        Franklin C. Paul                34.61%